                                                                    Exhibit 10.7

================================================================================

                                   MID-WESTERN
                                AIRCRAFT SYSTEMS
                                 HOLDINGS, INC.
                                    EXECUTIVE
                                 INCENTIVE PLAN

================================================================================

                                  June 16, 2005

                   MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS, INC.
                            EXECUTIVE INCENTIVE PLAN

                                Table of Contents

ARTICLE I -- PURPOSE......................................................    1
   Section 1.01.   Purpose................................................    1
ARTICLE II -- DEFINITIONS.................................................    1
   Section 2.01.   Affiliate..............................................    1
   Section 2.02.   Board of Directors.....................................    2
   Section 2.03.   Change in Control......................................    2
   Section 2.04.   Closing Date...........................................    2
   Section 2.05.   Committee..............................................    2
   Section 2.06.   Company................................................    2
   Section 2.07.   Employee...............................................    2
   Section 2.08.   Employer...............................................    2
   Section 2.09.   Liquidity Event........................................    2
   Section 2.10.   Market Value...........................................    2
   Section 2.11.   Onex...................................................    3
   Section 2.12.   Participant............................................    3
   Section 2.13.   Person.................................................    3
   Section 2.14.   Plan...................................................    3
   Section 2.15.   Plan Year..............................................    3
   Section 2.16.   Return on Invested Capital.............................    4
   Section 2.17.   Separation from Service................................    4
   Section 2.18.   Sole Discretion........................................    4
   Section 2.19.   Termination For Cause..................................    4
ARTICLE III -- ELIGIBILITY................................................    5
   Section 3.01.   Eligibility............................................    5
ARTICLE IV -- PURCHASES OF STOCK..........................................    5
   Section 4.01.   Purchases of Stock.....................................    5
   Section 4.02.   Purchase Price.........................................    5
ARTICLE V -- GRANTS OF RESTRICTED SHARES..................................    5
   Section 5.01.   Grants of Restricted Shares............................    5
   Section 5.02.   Interest in Restricted Shares..........................    6

   Section 5.03.   Dividends..............................................   11
   Section 5.04.   No Rights of Stockholder...............................   11
ARTICLE VI -- CONDITIONS AND RESTRICTIONS.................................   11
   Section 6.01.   General Conditions and Restrictions....................   11
   Section 6.02.   Restriction on Transfer of Shares......................   12
   Section 6.03.   Legends................................................   12
ARTICLE VII -- ADMINISTRATION.............................................   12
   Section 7.01.   Committee..............................................   12
   Section 7.02.   Reliance on Certificates, etc..........................   13
ARTICLE VIII -- AMENDMENT AND TERMINATION.................................   13
   Section 8.01.   Amendment and Termination..............................   13
ARTICLE IX -- MISCELLANEOUS...............................................   13
   Section 9.01.   Effective Date.........................................   13
   Section 9.02.   Payments Net of Withholding............................   14
   Section 9.03.   Binding on Successors..................................   14
   Section 9.04.   State Law..............................................   14
   Section 9.05.   Headings...............................................   14
   Section 9.06.   Notices................................................   14
   Section 9.07    Severability...........................................   14
   Section 9.08.   No Contract of Employment..............................   14
   Section 9.09.   Government and Other Regulations.......................   14
   Section 9.10.   Nonexclusivity of the Plan.............................   15

                   MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS, INC.
                            EXECUTIVE INCENTIVE PLAN

     WITNESSETH: THAT;

     WHEREAS, the Company desires to provide Participants with the opportunity to acquire an equity interest in the Company through the purchase and granting of shares of Class B Common Stock, par value $0.01 per share (the "Common Stock"), in the Company on the terms and conditions set forth herein; and

     WHEREAS, the Board of Directors of the Company has reviewed the terms and provisions hereof and found them satisfactory.

     NOW, THEREFORE, the Company hereby adopts the Plan on the terms and conditions set forth herein, which Plan shall be known as the "Mid-Western Aircraft Systems Holdings, Inc. Executive Incentive Plan."

                              ARTICLE I -- PURPOSE

     Section 1.01. Purpose. The purpose of the Plan is to provide Participants with the opportunity to acquire an equity interest in the Company through the sale and/or grant of shares of Common Stock ("Shares") by the Company to the Participants, subject to certain conditions and restrictions, as set forth in the Plan. The maximum aggregate number of Shares that may be purchased by or granted to the Participants under the Plan shall be 5,000,000 Shares.

                            ARTICLE II -- DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings, unless the context clearly indicates otherwise.

     Section 2.01. Affiliate means, with respect to any Person, (a) any director or executive officer of such Person, (b) any spouse, parent, sibling, descendant or trust for the exclusive benefit of such Person or his or her spouse, parent, sibling or descendant (or the spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, (i) "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, status as a general partner, or by contract or otherwise and (ii) Onex shall be deemed to control any Person controlled by Gerald W. Schwartz so long as Mr. Schwartz controls Onex Corporation.

     Section 2.02. Board of Directors means the Board of Directors of the Company.

     Section 2.03. Change in Control means a transaction pursuant to which a Person, or more than one Person acting as a group (in either case, however, excluding Onex), acquires (i) more than 50% of the total voting power of the stock of the Company (including, but not limited to, acquisition by merger, consolidation, recapitalization, reorganization or sale or transfer of the Company's equity interests) or (ii) all or substantially all of the assets of the Company or Mid-Western Aircraft Systems, Inc. and all or substantially all of the proceeds from such transaction are distributed to the stockholders of the Company.

     Section 2.04. Closing Date means June 16, 2005, being the closing date of the sale of assets from The Boeing Company to Mid-Western Aircraft Systems, Inc., pursuant to that certain Asset Purchase Agreement by and between The Boeing Company and Mid-Western Aircraft Systems, Inc., dated as of February 22, 2005 (the "Asset Purchase Agreement").

     Section 2.05. Committee means the Board of Directors or a committee appointed by, and serving at the pleasure of, the Board of Directors for purposes of administering the Plan, which committee shall operate under rules and procedures established by the Board of Directors from time to time for such purpose.

     Section 2.06. Company means Mid-Western Aircraft Systems Holdings, Inc., a Delaware corporation, or its successor.

     Section 2.07. Employee means a consultant or independent contractor of the Employer or any individual who is employed and compensated (by a payroll check issued directly from the Employer or Employer agent to the Employee or direct payroll deposit made to the Employee's account) by the Employer or Employer agent.

     Section 2.08. Employer means the Company, Mid-Western Aircraft Systems, Inc. (or its successor), and any other entity that adopts this Plan with the consent and approval of the Committee.

     Section 2.09. Liquidity Event means any of the following events:

     A.   A Change in Control; or

     B. A sale of Shares or other equity securities of the Company by Onex (whether by merger, consolidation, recapitalization, reorganization or sale or transfer of the Company's equity interests) which does not constitute a Change in Control, other than a sale of Shares (i) to a Person included in the definition of "Onex" contained in this Plan, or
          (ii) within 180 days following the Closing Date, to one or more of Onex's institutional co-investors.

     Section 2.10. Market Value means, with respect to a Share at the time of a Liquidity Event (or deemed Liquidity Event), an amount equal to A. divided by B. where:

     (a) "A" equals (i) the unencumbered value of the Company, determined in accordance with recommendations from management of the Company or Mid-Western Aircraft Systems, Inc., which recommendations shall be based upon appropriate valuation factors, including earnings and multiples of earnings of comparable companies, less (ii) total outstanding debts, capitalized leases, and other obligations of the Company, whether secured or unsecured, and the preference amount of any outstanding preferred stock; and

     (b) "B" equals the total number of outstanding shares of common stock of the Company plus the total number of shares of common stock of the Company issued or issuable upon exercise, exchange, or conversion of any outstanding options, warrants, or other rights or convertible securities exercisable or exchangeable for, or convertible into, common stock of the Company, less any shares or other equity interests in which the holder thereof has not acquired an interest on or before the date of the Liquidity Event (or deemed Liquidity Event), determined, if necessary, on an iterated basis (e.g., in the case of Restricted Shares, which shall be iterated to the nearest one-hundredth of a percent of Return on Invested Capital).

     The determination of Market Value shall be made by the Board of Directors, in its Sole Discretion; provided, however, that (i) on an initial public offering, the Market Value shall equal the sale price in such initial public offering, net of underwriting commissions and discounts, and (ii) following an initial public offering, if the stock of the Company becomes listed or quoted on a nationally recognized market or exchange, from and after that date, Market Value shall mean the closing price per share of common stock of the Company.

     Section 2.11. Onex means Onex Partners LP, Onex Corporation or any Affiliate of Onex Partners or Onex Corporation, including, for purposes of this Plan, (a) any Person which has granted to Onex Partners, Onex Corporation or any of their respective Affiliates the right to vote or dispose of such Person's Shares (other than pursuant to the Stockholders Agreement (as defined below) and (b) any employee, officer or director of Onex Corporation.

     Section 2.12. Participant means an Employee who has been designated by the Committee as eligible to participate in this Plan pursuant to Section 3.01. Where the context requires, the term "Participant" also shall include a former Participant.

     Section 2.13. Person means an individual, trust, estate, partnership, limited liability company, association, corporation, or other entity.

     Section 2.14. Plan means this Mid-Western Aircraft Systems Holdings, Inc. Executive Incentive Plan, as amended.

     Section 2.15. Plan Year means the 12-month period commencing January 1 each year; provided, however, that the initial Plan Year shall be a short year commencing on the Closing Date and ending on December 31, 2005.

     Section 2.16. Return on Invested Capital means, as of the date (the "Measurement Date") of a Liquidity Event (or deemed Liquidity Event, in accordance with Section 5.02.D.3), the result produced using the XIRR function of Microsoft Excel (or comparable software package that provides for a similar calculation or algorithm), for the following values and dates: (1) each amount actually received by Onex in respect of Shares (input as a positive number), on a cumulative basis, as a result of all Liquidity Events occurring on or prior to the applicable Measurement Date, as of the date of receipt by Onex; (2) the Applicable Percentage (as defined below) of each dividend (input as a positive number), on a cumulative basis, actually paid by the Company to Onex on or prior to the applicable Measurement Date, as of the date of receipt by Onex; and (3) the Applicable Percentage of the amount of each equity investment made by Onex in the Company (input as a negative number) as of the date of such investment. "Applicable Percentage" means the percentage determined under Section 5.02.B.

     The determination of Return on Invested Capital shall be made by the Committee, in its Sole Discretion.

     Section 2.17. Separation from Service means the termination of employment (including termination of a consulting or independent contractor arrangement) with the Employer. The term includes, but is not limited to, a termination which arises from a Participant's death, disability, discharge (with or without cause), or voluntary termination. In the case of an employee, the term shall not include any temporary absences due to vacation, sickness, or other leaves of absence granted to a Participant by the Employer. A Separation from Service shall not be deemed to occur, however, upon a transfer involving any combination of any entity comprising the Employer.

     Section 2.18. Sole Discretion means the right and power to decide a matter, which right may be exercised arbitrarily at any time and from time to time.

     Section 2.19. Termination For Cause means, with respect to a Participant, a Separation from Service involving (i) gross negligence or willful misconduct in the exercise of a Participant's responsibilities; (ii) breach of fiduciary duty with respect to the Employer; (iii) material breach of any provision of an employment or consulting contract; (iv) the commission of a felony crime or crime involving moral turpitude; (v) theft, fraud, misappropriation, or embezzlement (or suspicion of the same); (vi) willful violation of any federal, state, or local law (except traffic violations and other similar matters not involving moral turpitude); or (vii) refusal to obey any resolution or direction of the Participant's supervisor or the Board of Directors. The Committee shall determine, in its Sole Discretion, whether, for purposes of the Plan, a Participant has incurred a Separation from Service that is a Termination for Cause. The foregoing definition of Termination For Cause shall apply only to this Plan and no other plan, agreement or arrangement to which the Company or any of its subsidiaries is a party.

                           ARTICLE III -- ELIGIBILITY

     Section 3.01. Eligibility. The Committee shall have the unrestricted right and power, which may be exercised in its Sole Discretion at any time and from time to time, to designate Employees who are eligible to participate in the Plan.

                        ARTICLE IV -- PURCHASES OF STOCK

     Section 4.01. Purchases of Stock. Shares of common stock in the Company ("Shares") may be offered for purchase by Participants in accordance with the terms and provisions of the Plan at such time and in such manner as the Committee may determine, in its Sole Discretion. If the total number of Shares subscribed for by Participants in an offering exceeds the total number of Shares available for purchase by Participants under the Plan, the Committee shall make an allocation of the available Shares as it shall determine to be equitable (it being understood that neither the Board of Directors nor the Committee shall be obligated to sell or grant all of the Shares allocated by the Company for issuance under this Plan). Participation by a Participant in any offer of Shares under the Plan shall neither limit nor require participation by the Participant in any other offer of Shares under Plan, it being within the Sole Discretion of the Committee to determine the individuals eligible to participate in the Plan and in any offer of Shares under Plan. The Shares may be either previously issued Shares that have been reacquired by the Company or authorized but unissued Shares, as the Board of Directors shall from time to time determine. If any Shares offered for purchase by Participants under the Plan are not purchased, such Shares shall again become available to be offered for purchase by Participants pursuant to the Plan.

     Section 4.02. Purchase Price. The price per Share offered for purchase by Participants under the Plan shall be approved by the Board of Directors in its Sole Discretion. A Participant purchasing Shares under the Plan shall pay the purchase price for such Shares in immediately available funds or such other consideration, as determined by the Committee in its Sole Discretion, delivered to the Company at the time and in the manner established by the Committee.

                    ARTICLE V -- GRANTS OF RESTRICTED SHARES

     Section 5.01. Grants of Restricted Shares. The Committee shall have the right from time to time to grant Shares with such restrictions and contingencies described in this Plan (the "Restricted Shares") to Participants (it being understood that neither the Board of Directors nor the Committee shall be obligated to sell or grant all of the Shares allocated by the Company for issuance under this Plan). Participation by a Participant in any grant of Shares under the Plan shall neither limit nor require participation by the Participant in any other grant of Shares under Plan, it being within the Sole Discretion of the Committee to determine the individuals eligible to participate in the Plan and in a grant of Shares under Plan. The Shares may be either previously issued Shares that have been reacquired by the Company or authorized but unissued Shares, as the Board of Directors shall from time to time determine, in its Sole Discretion. If any Participant's interest in Shares granted under the Plan terminates, any Shares in which the Participant has no further interest shall again become available to be granted under the Plan.

     Section 5.02. Interest in Restricted Shares. A Participant granted Restricted Shares by the Company under the Plan shall have no interest in those Restricted Shares upon grant and shall acquire an interest in those Restricted Shares only as provided in this Section 5.02.

     Upon a Liquidity Event, the interest in Shares acquired by a Participant at such time shall, subject to Section 5.02.D., be determined in accordance with the following formula:

          X = (A x B x C x D) - E

          Solve for X where:

          A = The percentage determined under Paragraph A below

          B = The percentage determined under Paragraph B below

          C = The percentage determined under Paragraph C below

          D = Total number of Restricted Shares granted to a Participant under this Plan

          E = Total number of Restricted Shares, if any, for which a Participant has acquired an interest under the Plan

     A. Return on Invested Capital at Liquidity. The percentage determined under this Paragraph A. upon a Liquidity Event shall be the applicable percentage that corresponds to the Return on Invested Capital realized by Onex upon such Liquidity Event, determined in accordance with the following table.

             Return on               Applicable
         Invested Capital            Percentage
         ----------------            ----------
            0% or less                   0.00%
More than 0% but not more than 10%      25.00%
                11%                     28.13%
                12%                     31.25%
                13%                     34.38%
                14%                     37.50%
                15%                     40.63%
                16%                     43.75%
                17%                     46.88%
                18%                     75.00%
                19%                     78.13%
                20%                     81.25%
                21%                     84.38%
                22%                     87.50%
                23%                     90.63%
                24%                     93.75%
                25%                     96.88%

            26% or more                100.00%

          For purposes of the foregoing, if the Return on Invested Capital is greater than 10% but less than 26% and is not a whole percentage, the applicable percentage shall be interpolated to take into account the partial percentage of Return on Invested Capital; provided, however, that for purposes of interpolating the applicable percentage that corresponds to a Return on Invested Capital of greater than 17% but less than 18%, the applicable percentage corresponding to a Return on Capital of 18% shall be deemed to be 50.00%. For example, if the Return on Invested Capital is 17.5%, the applicable percentage is 48.44% (46.88% plus one-half the difference between 46.88% and 50.00%). All percentages shall be rounded to the nearest one-hundredth of a percent.

          Notwithstanding the foregoing, the Committee may, in its Sole Discretion, increase the percentage determined under this Paragraph A. with respect to a Participant, if the Committee determines it is in the best interests of the Company to do so.

     B. Portion of Interest Liquidated. The percentage determined under this Paragraph B. upon a Liquidity Event shall be the total percentage of Onex's total equity investment in the Company that has been liquidated, taking into account the current Liquidity Event and all prior Liquidity Events (if any).

          Notwithstanding the foregoing, the Committee may, in its Sole Discretion, increase the percentage determined under this Paragraph B. with respect to a Participant, if the Committee determines it is in the best interests of the Company to do so.

     C. Period of Service. The percentage determined under this Paragraph C. upon a Liquidity Event shall be as follows:

          1. For each Participant actively performing services for the Employer on the date of the Liquidity Event, 100%; and

          2. For each Participant not actively performing services for the Employer of the date of the Liquidity Event, the applicable percentage corresponding to the number of years of service after the Grant Date (as defined below) with which the Participant has been credited under the Plan, determined by the Committee in its Sole Discretion in accordance with the following table.

      Years         Applicable
   of Service       Percentage
   ----------       ----------
   Less than 1          0.00%
1 but less than 2      20.00%

2 but less than 3      40.00%
3 but less than 4      60.00%
4 but less than 5      80.00%
    5 or more         100.00%

               A Participant shall be credited with one year of service after the Closing Date for each 12-month period ending on an anniversary of the date Restricted Shares was granted to the Participant (the "Grant Date," except that if the date of grant is within 60 days of the Closing Date, the Grant Date shall be deemed to be the Closing Date) during which the Participant had continuously performed services for the Employer.

          Notwithstanding the foregoing, the Committee may, in its Sole Discretion, credit a Participant with additional years of service after the applicable Grant Date or otherwise increase the percentage determined under this Paragraph C., if the Committee, in its Sole Discretion, determines it is in the best interests of the Company to do so.

     D.   Operating Rules. The following rules also shall apply.

          1. Future Liquidity Events. Following the occurrence of a Liquidity Event, the provisions of this Section 5.02 may again be applied to such Participant upon a later Liquidity Event to determine whether the Participant may acquire an interest in any remaining Restricted Shares granted to the Participant under the Plan.

          2. Change in Control. In the event of a Change in Control in which Onex retains a portion of its equity interest in the Company, if a Participant actively performing services for the Employer on the date of the Change in Control has been credited with fewer than 5 years of service after the applicable Grant Date at such time, the following rules shall apply for purposes of determining the value of "C" in the formula in Section 5.02 above for any future Liquidity Event (or deemed Liquidity Event).

               a. For any Participant that either (i) is not offered continued employment with the Employer (or its successor) in a position having a title, duties, compensation, and geographic location that are, in all material respects, comparable to, or more favorable than, the position held by the Participant with the Employer at the time of the Change in Control (a "Comparable Position"), or (ii) continues to perform services for the Employer (or its successor) after the Change in Control but, within twelve months following the Change in Control, (a) is involuntarily terminated (other than a Termination For Cause) or (b) is assigned to a position that is not a Comparable Position, the value of "C" in the formula in Section 5.02 shall be 100%.

               b. For any Participant that is offered a Comparable Position with the Employer (or its successor) following the Change in Control and declines to accept such offer and does not continue performing services for the Employer (or its successor), the value of "C" in the formula in Section 5.02 shall be the applicable percentage corresponding to the number of years service after the applicable Grant Date with which the Participant was credited at the time of the Change in Control, determined under the following table.

      Years         Applicable
   of Service       Percentage
   ----------       ----------
   Less than 1         50.00%
1 but less than 2      60.00%
2 but less than 3      70.00%
3 but less than 4      80.00%
4 but less than 5      90.00%
    5 or more         100.00%

               c. For any Participant who is offered a Comparable Position with the Employer (or its successor) following the Change in Control, accepts such position, and is not involuntarily terminated (other than a Termination For Cause) or assigned to a position that is not a Comparable Position within twelve months following the Change in Control, the value of "C" in the formula in Section 5.02 shall continue to be determined under Paragraph C. above.

          3. Ten-Year Limit. On the 10th anniversary of the Closing Date, if a Liquidity Event that is a Change in Control has not occurred, the provisions of this Section 5.02 shall be applied as if a Liquidity Event occurred on such date, and a final determination shall be made at that time whether or to what extent the Participant will acquire an interest in any remaining Shares granted to the Participant under the Plan. For purposes of applying the provisions of this Section 5.02 in such event, (i) the percentage determined under Paragraph B. above shall be deemed to be 100%, and (ii) the "Return on Invested Capital" shall be calculated using the Market Value of Onex's Shares as of the 10th anniversary of the Closing Date as one of the amounts included under clause (1) of Section 2.16 and such 10th anniversary as the applicable date.

          4.   Termination of Interest in Restricted Shares.

               a. Separation from Service. Except as provided in this Section 5.02, in the event a Participant incurs a Separation from Service, the Participant will no longer be credited with any additional years of service after the applicable Grant Date. To the extent such Participant would acquire an interest in additional Restricted Shares under the Plan only upon crediting of additional years of service after the applicable Grant Date, such interest shall terminate upon such Separation from Service and such additional Restricted Shares shall be forfeited to the Company without any payment therefor.

                    Notwithstanding any other provision of the Plan, if a Participant incurs a Separation from Service that is a Termination For Cause, the Participant shall not acquire any additional interest in Restricted Shares granted to the Participant under the Plan in connection with any subsequent Liquidity Event, and such Restricted Shares shall be forfeited to the Company without any payment therefor.

               b. Final Determination of Interests. Upon disposition by Onex of all of its equity interest or remaining equity interest in the Company or upon the occurrence of a deemed Liquidity Event in accordance with Section 5.02.D.3. above, any Participant's interest in Restricted Shares that the Participant does not acquire at such time shall terminate and shall be forfeited to the Company without any payment therefor.

     E. Example. The provisions of this Section 5.02 may be illustrated in part by the following example.

          A Participant has been granted 100 Restricted Shares under the Plan. Common stock of Mid-Western Aircraft Systems Holdings, Inc. held by Onex representing 20% of Onex's equity investment is sold in a private sale. The Participant is actively performing services for the Employer on the date of the sale. Return on Invested Capital is calculated as of the date of the sale and is determined to be 18%. The percentage determined under Paragraph A. above is 75%, because that is the applicable percentage corresponding to the Return on Invested Capital. The percentage determined under Paragraph B. above is 20%, because that is the portion of Onex's equity investment in the Company that has been liquidated. The percentage determined under Paragraph C. above is 100%, because the Participant is actively performing services for the Employer on the date of the sale. Accordingly, the Participant acquires an interest in 15 of the 100 Restricted Shares ([.75 x .20 x
          1.00 x 100] - 0 = 15).

          One year later, another Liquidity Event occurs, and Onex disposes of an additional 40% of its equity interest in the Company (for a total of 60%). At the time of the Liquidity Event, the Participant is actively performing services for the Employer and has been credited with 5 years of service after the Closing Date. Return on Invested Capital is calculated as of the date of the Liquidity Event and is determined to be 22%. The percentage determined under Paragraph A. above is 87.50%, because that is the applicable percentage corresponding to the Return on Invested Capital. The percentage determined under Paragraph B. above is 60%, because that is the total amount of Onex's total equity investment in the Company that has been liquidated in all Liquidity Events (including the current Liquidity Event). The percentage determined under Paragraph C. above is 100%, because the Participant is actively performing services for the Employer on the date of the Liquidity Event. Accordingly, the Participant acquires an interest in 37.5 of the remaining 85 Restricted Shares ([.875 x .60 x 1.0 x 100] - 15 = 37.5).

          Whether and to what extent the Participant will acquire an interest in the 47.5 Restricted Shares the Participant continues to hold will be determined at the time of any future Liquidity Event (or deemed Liquidity Event).

     Section 5.03. Dividends. Dividends declared by the Board of Directors with respect to Shares shall, with respect to any Restricted Shares, be cumulated and paid to the Participant only at the time, and to the extent that, the Participant acquires an interest in any such Restricted Shares in accordance with this Article V.

     Section 5.04. No Rights of Stockholder. Restricted Shares shall not be subject to transfer or assignment, and a Participant shall not have the rights of a stockholder in the Company with respect to any Restricted Shares unless and until the Participant acquires an interest in such Restricted Shares in accordance with this Article V.

                    ARTICLE VI -- CONDITIONS AND RESTRICTIONS

     Section 6.01. General Conditions and Restrictions. The Committee shall have the unrestricted right and power, in its Sole Discretion, to determine the number of Shares to be offered or granted to a Participant under the Plan and to establish such other terms, conditions, restrictions, or procedures related to an offer or grant of Shares as the Committee deems necessary or appropriate, including, but not limited to, requiring, as a condition precedent to the sale and purchase of Shares under the Plan, that a Participant execute the Investor Stockholders Agreement, dated as of June 16, 2005, between the Company and its shareholders (the "Stockholders Agreement"), and such other agreements with the Company and/or other shareholders in the Company as the Committee deems necessary or appropriate, in such form and substance as may be satisfactory to the Committee. Shares of stock in the Company acquired under the Plan shall be subject to any and all terms, conditions, and restrictions set forth in the Company's certificate of incorporation and bylaws, as well as the Stockholders Agreement and any other agreement entered into with respect to such Shares.


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

     Section 6.02. Restriction on Transfer of Shares. Shares acquired under this Plan shall be subject to such conditions and restrictions on transfer as are set forth in the Company's certificate of incorporation and bylaws, as well as the Stockholders Agreement and any other agreement entered into with respect to such Shares.

     Section 6.03. Legends. All certificates representing Shares (including Restricted Shares) issued under this Plan shall bear (until, in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) the following legends:

          The securities represented by this document have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, offered for sale, pledged, or hypothecated in the absence of an effective registration statement as to the securities under the Act or an opinion of counsel satisfactory to Mid-Western Aircraft Systems Holdings, Inc. and its counsel that such registration is not required.

          The securities represented by this document are subject to the terms and conditions, including restrictions on transfer, of a Stockholders Agreement among Mid-Western Aircraft Systems Holdings, Inc. and its stockholders, as amended from time to time, a copy of which is on file at the principal office of Mid-Western Aircraft Systems Holdings, Inc.

In addition, certificates representing Restricted Shares shall bear (until, in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) the following legend:

          The securities represented by this document are subject to the terms, conditions, restrictions, and contingencies, including restrictions on transfer and risk of forfeiture, contained in the Mid-Western Aircraft Systems Holdings, Inc. Executive Incentive Plan, as amended from time to time, a copy of which is on file at the principal office of Mid-Western Aircraft Systems Holdings, Inc.

                          ARTICLE VII -- ADMINISTRATION

     Section 7.01. Committee. The Committee shall have full power to administer this Plan in all of its details, which powers shall include, but are not limited to, the authority, in addition to all other powers provided by this Plan, to:


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

     A. Determine in its Sole Discretion the eligibility of any individual to participate in the Plan;

     B. Make discretionary interpretations regarding the terms of the Plan and make factual findings with respect to any issue arising under the Plan, including, but not limited to, the power to determine whether an individual is eligible to participate in the Plan or receive benefits under the Plan and whether an individual has incurred a Separation from Service, with its interpretation to be final and conclusive;

     C. Make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of this Plan;

     D. Appoint such agents, specialists, legal counsel, accountants, consultants, or other persons as the Committee deems advisable to assist in administering the Plan; and

     E.   Maintain all records of the Plan.

     Section 7.02. Reliance on Certificates, etc. The members of the Committee, the Board of Directors, and the officers and employees of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Employer.

                    ARTICLE VIII -- AMENDMENT AND TERMINATION

     Section 8.01. Amendment and Termination. The Board of Directors may, at any time, suspend or terminate the Plan and shall have the right to alter or amend the Plan or any part thereof at any time and from time to time as it may, in its Sole Discretion, deem proper and in the best interests of the Company; provided, however, that no such termination, suspension, alteration, or amendment shall, without the consent of the Participant, deprive a Participant of any interest in Shares previously acquired by the Participant under this Plan, subject to the terms and conditions of the Company's certificate of incorporation and bylaws, the Stockholders Agreement, and any other agreement entered into with respect to such Shares. Any termination, suspension, alteration, or amendment of the Plan may be made by the Board of Directors without action on the part of the stockholders of the Company. Upon termination of the Plan, the rights of each Participant in any Shares the Participant is not entitled to receive shall terminate.

                           ARTICLE IX -- MISCELLANEOUS

     Section 9.01. Effective Date. The Plan shall be effective from and after the date of its adoption and approval by the Board of Directors and the stockholders of the Company, and Shares may be purchased immediately after such adoption.

     Section 9.02. Payments Net of Withholding. Notwithstanding any other provision of the Plan, all transfers or payments shall be net of any amount sufficient to satisfy all federal, state, and local withholding tax requirements, and shall also be net of all amounts owed by Participant to the Employer.

     Section 9.03. Binding on Successors. This Plan shall be binding upon all Participants, their respective heirs, and personal representatives, and upon the Employer, its successors, and assigns.

     Section 9.04. State Law. This Plan and all agreements entered into under the Plan shall be governed, construed, administered, and regulated in all respects under the laws of the State of Delaware, without regard to the principles of conflicts of law, to the extent such laws are not preempted by the laws of the United States of America. Any action concerning the Plan or any agreement entered into under the Plan shall be maintained exclusively in the state or federal courts in Delaware.

     Section 9.05. Headings. The headings used in this Plan are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions herein.

     Section 9.06. Notices. Any notices or communications permitted or required to be given herein by any Participant, the Company, the Committee, the Employer, or any other person shall be deemed given either (i) when delivered, or (ii) three days after being placed in the United States mail in an envelope addressed to the last communicated address of the person to whom the notice is being given, with adequate postage thereon prepaid.

     Section 9.07 Severability. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions thereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     Section 9.08. No Contract of Employment. Nothing contained herein shall be construed to constitute a contract of employment between any employee and any employer. Nothing herein contained shall be deemed to give any employee the right to be retained in the employ of an employer or to interfere with the right of the employer to discharge any employee at any time without regard to the effect such discharge might have on the employee as a Participant under this Plan.

     Section 9.09. Government and Other Regulations. The obligation of the Company to sell and deliver Shares under the Plan shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agencies as may be required, including, but not limited to, the effectiveness of a registration statement under the Securities Act of 1933, as amended, as deemed necessary or appropriate by legal counsel for the Company.


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

     Section 9.10. Nonexclusivity of the Plan. The adoption of the Plan by the Board of Directors shall not be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer as of the date first set forth above.

                                        MID-WESTERN AIRCRAFT SYSTEMS
                                        HOLDINGS, INC.


                                        By: /s/ Nigel Wright
                                            ------------------------------------
                                        Its: Vice President


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